UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2010

PACIFIC CAPITAL BANCORP
(Exact name of registrant as specified in its charter)

California	0-11113	95-3673456
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1021 Anacapa Street Santa Barbara, California	93101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 564-6405

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of January 26, 2010, the Board of Directors of Pacific Capital Bancorp (the “Company”) and its wholly-owned subsidiary, Pacific Capital Bank, N.A. (the “Bank”), appointed Donald Lafler as interim Chief Financial Officer of the Company and the Bank.  During his service as interim Chief Financial Officer, Mr. Lafler will be paid a salary of $20,833 per month and will be entitled to receive medical, life and disability insurance coverage and other benefits available generally to senior management of the Company and the Bank.  The Company and the Bank have commenced a search for a permanent Chief Financial Officer.

Mr. Lafler replaces Stephen V. Masterson, who tendered his resignation from the Company and the Bank effective as of March 12, 2010.  Mr. Masterson will continue to serve the Company and the Bank in a consulting capacity during the transition until March 12, 2010.

Mr. Lafler, 63, served as Executive Vice President and Chief Financial Officer of the Company and the Bank from July 1995 to March 2006.  From 1987 to 1995, Mr. Lafler served as Vice President and Principal Accounting Officer of the Company and Santa Barbara Bank & Trust. He is a director of the Santa Barbara Chamber Orchestra Society and the Council on Alcoholism and Drug Abuse. Since his retirement, Mr. Lafler has provided consulting services to two banks as well as to the Company from July 2007 until his appointment as interim Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC CAPITAL BANCORP
(Registrant)

January 27, 2010	By:	/s/ FREDERICK W. CLOUGH
Frederick W. Clough
Executive Vice President and
General Counsel